Exhibit 10.3

                                  NONRECOURSE
                                PROMISSORY NOTE

$333,000                                                            May 27, 1998

         1. The undersigned, Telepad Corporation, a Delaware corporation ("Maker"), promises to pay on July 27, 1998 to the order of L&E Mobile Computer Mounts, Inc., a Pennsylvania corporation, or its successors or assigns ("Holder"), the principal sum of Three Hundred Thirty-Three Thousand Dollars ($333,000), together with (a) interest accruing from the date hereof to maturity or the applicable payment date on the unpaid principal balance at the rate of six percent (6%) per annum (the "Regular Rate") and (b) interest after maturity or the applicable payment date on the unpaid principal balance at the lesser of
(i) the rate of 12 percent (12%) per annum or (ii) the highest interest rate permitted by applicable law (the "Default Rate"), in each case computed daily on the basis of a 360-day year for each day all or any part of the principal remains outstanding. This Note was delivered pursuant to a Share Purchase Agreement dated as of the date hereof, by and among Maker, Christine LeMaire, Dean N. Eisenberger and the Holder (the "Purchase Agreement").

         2. Upon the occurrence of any Default (as defined below), the entire unpaid principal balance of this Note shall thereafter bear interest at the Default Rate. Upon the occurrence of any Default (as defined below), Holder may, at Holder's option, and without further notice, declare all amounts payable under this Note, including the entire unpaid principal balance of this Note plus accrued interest thereon, immediately due and payable, and exercise any or all other rights and remedies available under this Note, the Pledge Agreement (as defined below) or applicable law. A "Default" shall mean any one or more of the following events: (a) Maker's failure to pay when due any payment of principal or interest or any other sum required to be paid on this Note; (b) any dissolution of Maker; (c) the appointment of a receiver, conservator or liquidator of or for Maker, whether voluntary or, in respect of an appointment which is not dismissed within 30 days thereafter, involuntary; (d) a general assignment for the benefit of Maker's creditors; (e) the filing of a voluntary petition in bankruptcy or the approval of an involuntary petition in bankruptcy, with respect to Maker, or the filing of an involuntary petition in bankruptcy with respect to Maker which is not dismissed within 60 days after its filing; or
(f) any Event of Default under the Pledge Agreement.

         3. Maker waives demand, presentment for payment, notice of demand, notice of non-payment, notice of dishonor, protest and notice of protest.

         4. All payments on this Note shall be made by Maker without defense, set-off, recoupment or claim. All payments on this Note shall be made in lawful money of the United States of America in cash or other immediately available funds. All payments on this Note shall be made by Maker at the address for Holder set forth for notices in Section 8 below.




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         5. Maker may at any time and from time to time prepay all or any part of this Note without penalty or premium. Each payment or prepayment upon this Note when received shall be applied first to unpaid interest and the balance, if any, to unpaid principal in the order of maturity. Any prepayment of part of this Note shall not excuse or defer Maker's obligation to continue to make any required payments when due until this Note is fully paid.

         6. (a) This Note and certain obligations of Maker under the Acquisition Agreement are secured by the Pledge and Security Agreement dated as of the date hereof between Maker, as Pledgor, and Holder as Secured Party (the "Pledge Agreement").

            (b) Notwithstanding any other provisions to the contrary contained in this Note or the Purchase Agreement, Maker shall not have any personal or direct liability for payment of the principal of, interest on or other amounts payable under this Note and the collection of the principal of, interest on, and other amounts payable under this Note (collectively, the Indebtedness) will be enforced solely against the Collateral (as defined in the Pledge Agreement). Also, this Note is subject to satisfaction pursuant to
Section 7.06 of the Purchase Agreement. By its acceptance hereof, Holder agrees that in any action or proceeding brought on this Note or on the Pledge Agreement or any other instrument securing this Note or the indebtedness evidenced hereby no deficiency or money damages shall be sought or enforced against Maker or its successors or assigns. Any covenants or agreements contained in this Note or in any instrument securing this Note to the contrary notwithstanding, in any Event of Default or of any default in the Pledge Agreement or other instruments securing this Note, Holder shall look solely to the Collateral for payment of this Note and the full satisfaction of any liability or obligation otherwise arising under this Note and the Pledge Agreement and other instruments securing this Note, and if the Collateral shall be insufficient to pay in full the indebtedness evidenced by and owing under this Note and to satisfy any liabilities or obligations arising under this Note and the Pledge Agreement and other instruments securing this Note, Maker and its successors and assigns shall not be held personally liable or responsible for the payment of any such deficiency.

         7. If any payment under this Note becomes due and payable on a day which is not a Business Day (as defined below), the due date shall be the next following day that is a Business Day. "Business Day" shall mean a day on which banks located in the Commonwealth of Pennsylvania are open for commercial banking business other than a Saturday or Sunday.

         8. Any notice, demand, request, consent or other communication with respect to this Note shall be in writing and shall be given either by personal delivery, or by nationally recognized overnight courier (with charges prepaid) or by telecopy (with confirmation) and shall be deemed to have been given or made (i) when personally delivered, (ii) on the day following the date deposited with such overnight courier service or (iii) when transmitted by telecopy and confirmed, addressed to the respective parties at the following addresses or such other address for a party as shall be specified by like notice.

If to Maker:                            with a copy to:

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  Telepad Corporation                     Arent Fox Kintner Plotkin & Kahn, PLLC
  380 Herndon Parkway, Suite 1900         1050 Connecticut Avenue, N.W.
  Herndon, Virginia20170                  Washington, D.C.  20036-5339
  Attn: Chief Executive Officer           Attention: Carter Strong, Esq.
  Telecopy: 703/834-1235                  Telecopy: 202/857-6395

If to Holder:                           with a copy to:

  L&E Computer Mounts, Inc.               Kane & Silverman, P.C.
  1013 Conshohocken Road                  Suite IC-44
  Bldg. 4                                 2401 Pennsylvania Avenue
  Conshohocken, Pennsylvania 19428-0978   Philadelphia, Pennsylvania 19130
  Attention: Christine LeMaire and        Attention: Michael C. Kane, Esq.
             Dean N. Eisenberger

         9. No modification or amendment of or to this Note shall be valid or effective unless in writing signed by Maker and Holder.

         10. This Note shall benefit and bind the respective successors and permitted assigns of Maker and Holder. Except by operation of law, this Note may not be assigned, pledged or otherwise encumbered or transferred by Holder without the prior written consent of Maker.

         11. Each right, power and remedy of Holder under this Note or under applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the concurrent or later exercise by Holder of any or all such other rights, powers or remedies. No omission or delay by Holder to insist upon the strict performance of any one or more provisions of this Note, or to exercise any right, power or remedy consequent upon a breach or default, shall constitute a waiver thereof, or impair or preclude Holder from exercising any such right, power or remedy.

         12. Maker agrees to pay Holder's reasonable attorneys' fees and costs to enforce any obligation of Maker under this Note.

         13. This Note shall be deemed to be made in the Commonwealth of Pennsylvania. This Note shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision, principle or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction).

         14. Time shall be of the essence as to the Maker's obligations under this Note.

         15. Maker hereby submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania and of any Commonwealth of Pennsylvania Court

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sitting in the City of Philadelphia, Pennsylvania for purposes of all legal proceedings which may arise hereunder or under any other documents delivered hereunder. Maker irrevocably waive, to the fullest extent permitted by law, any objection which they may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Maker hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in Section 8 above or in any other manner permitted by law. Maker hereby knowingly, voluntarily, and intentionally waive any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Note.

         16. Any provision of this Note which is invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such invalidity, prohibition or unenforceability, without affecting or impairing the remaining provisions of this Note or the validity or enforceability of such other provision in any other jurisdiction. If any law invalidating such a provision may be waived, Maker waives such law and its rights thereunder to the fullest extent permitted by law and this Note shall be deemed to be a valid and binding agreement enforceable against Maker in accordance with its terms.

ATTEST:                           MAKER:

                                  Telepad Corporation, a Delaware corporation

                                  By: /s/ Donald W. Barrett
                                      __________________________________________
                                      Donald W. Barrett, Chief Executive Officer

By: /s/ Robert D. Russell
    ______________________________
    Robert D. Russell, Secretary

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